
                                                                  EXHIBIT (A)(5)
                         Notice of Guaranteed Delivery
                                      for

                        Tender of Shares of Common Stock
                                       of

                                 Odwalla, Inc.
                                       to

                             TCCC Acquisition Corp.
                          a wholly owned subsidiary of

                             The Coca-Cola Company
                   (Not To Be Used For Signature Guarantees)

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT
               SAN FRANCISCO TIME, ON THURSDAY, DECEMBER 6, 2001,
                         UNLESS THE OFFER IS EXTENDED.

    This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, no par value per share (the "Shares"), of Odwalla Inc., a California corporation
("Odwalla"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase, dated November 6, 2001 (the "Offer to Purchase").

                        THE DEPOSITARY FOR THE OFFER IS:

                         EQUISERVE TRUST COMPANY, N.A.

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           BY MAIL:                                  BY HAND:                            BY OVERNIGHT COURIER:
EquiServe Trust Company, N.A.              EquiServe Trust Company, N.A.             EquiServe Trust Company, N.A.
        P.O. Box 43034          c/o Securities Transfer and Reporting Services Inc.       40 Campanelli Drive
  Providence, RI 02940-3034                100 William Street--Galleria                   Braintree, MA 02184
                                                New York, NY 10038

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                                                                      TO CONFIRM RECEIPT OF
     FACSIMILE FOR ELIGIBLE INSTITUTIONS ONLY:                    NOTICE OF GUARANTEED DELIVERY:
          (781) 575-4826 or (781) 575-4827                                (781) 575-4816

               If you require additional information, please call
                Innisfree M&A Incorporated at (888) 750-5834 or
    Morgan Stanley & Co. Incorporated, the Dealer Manager at (212) 761-3539.

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

LADIES AND GENTLEMEN:

     The undersigned hereby tender(s) to TCCC Acquisition Corp., a California corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares of Odwalla indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

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Number of Shares:                                              SIGN HERE
--------------------------------------------------------
                                                               Name(s) of Record Holder(s):
Certificate No(s) (if available):                              --------------------------------------------------------
--------------------------------------------------------       --------------------------------------------------------
--------------------------------------------------------       (PLEASE PRINT)
If Securities will be tendered by book-entry transfer:         Address(es):
--------------------------------------------------------       --------------------------------------------------------
                                                               --------------------------------------------------------
Name of Tendering Institution:                                                                               (ZIP CODE)
--------------------------------------------------------
                                                               Area Code and Telephone No(s):
Name of Book Entry Transfer Facility:                          --------------------------------------------------------
--------------------------------------------------------       --------------------------------------------------------
Account No.: ---------------------------------------- at       Signature(s):
                                                               --------------------------------------------------------
Dated:
--------------------------------------------------
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer
Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A "trading day" is any day on which the Nasdaq National Market is open for business.

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Name of Firm: -----------------------------------------     Authorized Signature: ----------------------------------

Address: ----------------------------------------------     --------------------------------------------------------
                                                                   (PLEASE PRINT OR TYPE)
-------------------------------------------------------     Title:
                                             (ZIP CODE)     --------------------------------------------------------
Area Code and Telephone No.: --------------------------     Dated:
                                                            --------------------------------------------------------

             DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM -- CERTIFICATES SHOULD ONLY BE SENT WITH THE LETTER OF TRANSMITTAL.

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